UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010 (June 10, 2010)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Drive Pekin, Illinois	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On June 10, 2010, Aventine Renewable Energy Holdings, Inc. (the “Company”) entered into a non-binding letter of intent (the “LOI”) with New CIE Energy Opco, LLC d/b/a Riverland Biofuels (the “Seller”) and affiliates of certain holders of the Company’s debt and equity securities (together, the “Guarantors”) to acquire an ethanol production facility situated in Canton, Illinois (the “Facility”).  As required by the LOI, the Company has deposited with the Seller a sum of $5,000,000 as a non-refundable deposit (the “Deposit”).  The Seller may use the Deposit only for certain purposes described in the LOI, including the extinguishment of existing third party liabilities of the Seller or for working capital expenditures to meet the Seller’s payroll and overhead obligations associated with the Facility that are due and payable.  The Deposit may be returned to the Company only in circumstances described in the LOI, including (i) a filing by which the Seller and/or the assets of the Seller are placed under the jurisdiction of the U.S. Bankruptcy Court and such proceeding is not dismissed within 30 days of filing, (ii) use by the Seller or its affiliates of any material portion of the Deposit in a manner other than as set forth above, (iii) the incurrence by the Seller of any additional material indebtedness or suffering of any additional material lien on any of its assets other than in the ordinary course of business, consistent with past practice, (iv) any material diminution in value of the assets to be acquired as a result of a casualty loss with respect to the fixed assets located at the Facility or (v) a refusal by or the inability of the Seller to close the transaction in accordance with any definitive agreement entered into for purposes of consummating the transaction, or to satisfy a material closing condition of the Seller contained in any such definitive agreement, or upon a breach of any of the Seller’s material obligations contained in any such definitive agreement.

The Guarantors indirectly hold, collectively, a controlling interest in the Seller and, as required by the LOI, have entered into a guaranty whereby they have covenanted to act as guarantor of the Seller’s obligations under the LOI related to the return of the Deposit in certain circumstances.

The transactions contemplated by the LOI are subject to the execution of a definitive agreement by the Company and the Seller.

Certain information included in this Current Report on Form 8-K may be deemed to be “forward looking statements” within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this Current Report on Form 8-K, are forward looking statements, including whether or when any definitive agreement with respect to the acquisition of the Facility will be entered into or any such transaction will be consummated, and the terms and provisions of any such agreement.  Any forward looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements.  The Company disclaims any duty to update any forward looking statements.  Some of the factors that may cause the Company’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include the following:

•                  Our ability to obtain and maintain normal terms with vendors and service providers;

•                  Our ability to maintain contracts that are critical to our operations;

•                  Our ability to attract and retain customers;

•                  Our ability to fund and execute our business plan and any ethanol plant expansion projects;

•                  Our ability to receive or renew permits to construct or commence operations of our proposed capacity additions in a timely manner, or at all;

•                  Laws, tariffs, trade or other controls or enforcement practices applicable to our operations;

•                  Changes in weather and general economic conditions;

•                  Overcapacity within the ethanol, biodiesel and petroleum refining industries;

•                  Availability and costs of products and raw materials, particularly corn, coal and natural gas and the subsequent impact on margins;

•                  Our ability to raise additional capital and secure additional financing, and our ability to service our debt or comply with our debt covenants;

•                  Our ability to attract, motivate and retain key employees;

•                  Liability resulting from actual or potential future litigation; and

•                  Plant shutdowns or disruptions at our plant or plants whose products we market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  June 15, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
Name: William J. Brennan
Title: Chief Accounting and Compliance Officer